                                                                   EXHIBIT 99.1

                          $750,000,000 (APPROXIMATE)
                         MANUFACTURED HOUSING CONTRACT
                 SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-2

  INFORMATION REGARDING CERTAIN INITIAL, ADDITIONAL AND SUBSEQUENT CONTRACTS

  Set forth below is information regarding the distribution of original contract amounts for manufactured housing installment sales contracts and installment loan agreements transferred to the Trust on March 18, 1998 and March 31, 1998. The information below includes the Initial Contracts described in the Prospectus Supplement dated March 11, 1998, as well as the Additional and Subsequent Contracts transferred to the Trust. Unless otherwise defined herein, all capitalized terms have the meanings set forth in the Prospectus Supplement.

                   DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS

                               NUMBER OF       AGGREGATE      % OF CONTRACT POOL BY
                               CONTRACTS   PRINCIPAL BALANCE  OUTSTANDING PRINCIPAL
  ORIGINAL CONTRACT              AS OF        OUTSTANDING         BALANCE AS OF
AMOUNT (IN DOLLARS)           CUT-OFF DATE AS OF CUT-OFF DATE     CUT-OFF DATE
----------------------        ------------ ------------------ ---------------------
    Less than $10,000........       970     $  7,454,122.21             .99%
    $10,000 to $19,999.......     4,756       62,022,332.12            8.27
    $20,000 to $29,999.......     5,954      140,433,991.91           18.72
    $30,000 to $39,999.......     4,222      143,155,514.18           19.09
    $40,000 to $49,999.......     2,527      112,411,311.43           14.99
    $50,000 to $59,999.......     1,635       89,311,165.54           11.91
    $60,000 to $69,999.......       944       60,990,302.54            8.13
    $70,000 to $79,999.......       573       42,616,122.90            5.68
    $80,000 to $89,999.......       376       31,752,266.39            4.23
    $90,000 to $99,999.......       240       22,799,610.79            3.04
    $100,000 to $109,999.....       124       12,920,958.34            1.72
    $110,000 to $119,999.....        79        9,074,480.07            1.21
    $120,000 to $129,999.....        48        5,990,811.35             .80
    $130,000 to $139,999.....        30        4,031,992.87             .54
    $140,000 to $149,999.....        13        1,881,387.93             .25
    $150,000 to $159,999.....         9        1,391,621.86             .19
    $160,000 to $169,999.....         5          813,765.49             .11
    $170,000 to $179,999.....         1          175,784.84             .02
    $180,000 to $189,999.....         1          187,666.05             .03
    $190,000 to $199,999.....         3          574,775.65             .08
                                 ------     ---------------          ------
       Total.................    22,510     $749,989,984.46          100.00%
                                 ======     ===============          ======

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